UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 11, 2014

Date of Report

(Date of earliest event reported)

SYNCHRONY FINANCIAL

(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

(203) 585-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2014, SYNCHRONY FINANCIAL (the “Company”) completed a public offering of $500,000,000 aggregate principal amount of 1.875% Senior Notes due 2017 (the “2017 notes”), $1,100,000,000 aggregate principal amount of 3.000% Senior Notes due 2019 (the “2019 notes”), $750,000,000 aggregate principal amount of 3.750% Senior Notes due 2021 (the “2021 notes”) and $1,250,000,000 aggregate principal amount of 4.250% Senior Notes due 2024 (the “2024 notes” and together with the 2017 notes, the 2019 notes and the 2021 notes, the “notes”). The notes are governed by an Indenture, dated as of August 11, 2014 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of August 11, 2014 (the “First Supplemental Indenture”), between the Company and the Trustee (as so supplemented, the “Indenture”).

The notes rank without preference or priority among themselves and equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated obligations, and senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated to the notes. Interest on the notes will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2015. Interest on the notes will accrue from August 11, 2014.

At any time and from time to time prior to July 15, 2017 (in the case of the 2017 notes), July 15, 2019 (in the case of the 2019 notes), June 15, 2021 (in the case of the 2021 notes) and May 15, 2024 (in the case of the 2024 notes) the Company may redeem the applicable series of notes, in whole or in part, at the Company’s option, on at least 30 days’ and not more than 60 days’ prior notice, at “make-whole” redemption prices equal to the greater of:

•	100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date for the notes to be redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes to be redeemed (not including any portion of interest accrued to, but excluding, the redemption date for the notes to be redeemed), discounted to such redemption date, on a semi-annual basis, at the applicable Treasury Rate plus (a) 15 basis points with respect to the 2017 notes, (b) 20 basis points with respect to the 2019 notes, (c) 25 basis points with respect to the 2021 notes or (d) 30 basis points with respect to the 2024 notes, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date of the notes to be redeemed.

The Company estimates that its net proceeds from the sale of the notes were $3,573 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company used an aggregate of $600 million of the net proceeds to prepay $0.5 billion of its term loan facility with third party lenders and $0.1 billion of its term loan facility with General Electric Capital Corporation, each of which was entered into in connection with the Company’s initial public offering, and the remaining net proceeds are being used to invest in liquid assets to further increase the size of the Company’s liquidity portfolio, to pay fees and expenses related to the offering of the notes and may be used for such additional uses as the Company may determine in the future.

The notes were offered and sold by the Company pursuant to registration statements on Form S-1 (File No. 333-197244 and File No. 333-197892) (together and as amended, the “Registration Statement”).

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full description of the Indenture in the Registration Statement and is subject to, and qualified in its entirety by, reference to the terms of the Base Indenture, which is filed as Exhibit 4.1 hereto, and the First Supplemental Indenture, which is filed as Exhibit 4.2 hereto. Each of the foregoing documents is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

4.1	Indenture, dated as of August 11, 2014, between Synchrony Financial and The Bank of New York Mellon, as Trustee.

4.2	First Supplemental Indenture, dated as of August 11, 2014, between Synchrony Financial and The Bank of New York Mellon, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: August 13, 2014	By:	/s/ Jonathan Mothner
	Name:	Jonathan S. Mothner
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

4.1	Indenture, dated as of August 11, 2014, between Synchrony Financial and The Bank of New York Mellon, as Trustee.

4.2	First Supplemental Indenture, dated as of August 11, 2014, between Synchrony Financial and The Bank of New York Mellon, as Trustee.